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                                                                  EXHIBIT 10.10

                                   AGREEMENT

This Agreement dated February 7th, 1995 by and among:

1. Walbro Corporation, a Delaware corporation whose registered office is located at Cass City, Michigan 48726 USA, represented by Mr. Gary L. Vollmar (Walbro).

2. Walbro Automotive Corporation (Automotive), a Delaware corporation whose registered office is located at Auburn Hills, Michigan 48326 USA, represented by Mr. Gary L. Vollmar.

3. Magneti Marelli France S.A., a company incorporated under the laws of France with share capital of FRF 424,494,000, whose registered office is located at 19 rue Lavoisier, 9200 Nanterre France and registered at the Company and Commercial Registry of Nanterre number B652044827, represented by Mr. Frederic Girardot (MM) which came to the rights of Jaeger S.A. when it was absorbed by a merger into MM on July 1, 1994.

(collectively the "Parties")


                                R E C I T A L S

         a. Walbro and Jaeger entered into a Joint Venture Agreement dated June 17, 1991 establishing a Joint Venture Company in France (JV France) for the purpose of developing, manufacturing and marketing integrated TSS and their component elements for sale to designated markets in Europe (hereinafter the First Agreement).

         b. In addition to the First Agreement Walbro and Jaeger entered into a number of Ancillary Agreements, the list of which is contained in Appendix B to this Agreement.

         c. Automotive and Jaeger entered into a Joint Venture Agreement dated as of January 1, 1993 establishing a JV in Brasil (JV Brasil) for the purpose of developing, manufacturing and marketing integrated FDS and their component elements for sale to designated markets in South America (hereinafter the Second Agreement).

         d. Together with the Second Agreement, Automotive and Jaeger entered into a number of Ancillary Agreements the list of which is contained in Appendix D to this Agreement.

         e. The Parties believe that the automotive component market is a worldwide market in which there are few car manufacturers which select their suppliers based on the capability of such suppliers to deliver and service on a worldwide basis. The Parties therefore decided to restructure their cooperation with the purpose of eliminating any barrier among the existing Joint Ventures and also with the view of setting up, in the near future, new companies in other countries.

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         f. The Parties also believe that it is necessary for them to strengthen their cooperation by providing the JV France with the technical capability and technology necessary to compete independently in the market and to approach on its own customers around the world.

         g. In furtherance of these objectives, the Parties hereby agree to amend and modify the First Agreement with respect to the products, territory, structure of JV Group and those other changes as detailed below. Unless otherwise indicated, terms used in the Agreement shall have the same meanings as in the First Agreement, and Second Agreement, where applicable.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings provided herein, the Parties agree as follows:


                               GENERAL PROVISIONS

         1. The First Agreement is hereby confirmed and remains in effect to the extent it is not amended or modified by this Agreement.

         2. The cooperation among the Parties will take the form of a group of companies controlled by JV France which shall hereinafter be identified as the "JV Group".

         3. Concurrent with this Agreement the Parties hereto shall cause the transfer of all of the stock of Marwal do Brasil ("JV Brasil") to JV France, and shall cancel the Second Agreement effective as of the date of transfer. In addition the product definition for the JV Brasil shall include fuel tanks.

         4. The Parties hereby agree to cause JV France to form a Sociedad Anonima de Capital Variable ("JV Mexico") as a member of JV Group which will be owned 95% by JV France and 5% by Automotive. The initial paid up capital of JV Mexico shall be equivalent to $4,000,000.

JV Mexico shall acquire from Magneti Marelli do Mexico fixed assets valued at $2,600,000 (as depreciable assets); the capital stock of F.E.S.A. valued at $150,000 and the stock of the level sensor business valued at market value.

JV Mexico shall not solicit any customer in the United States or Canada; however, should JV Mexico be approached by any customer purchasing product for resale in the United States or Canada, it shall immediately inform Automotive which shall have full responsibility for dealing with such customers.

Furthermore the prices of the products to be sold by JV Mexico within Mexico to Car Manufacturer controlled by any of Ford General Motors or Chrysler shall be mutually agreed upon by the Parties.

         5. Should Automotive complete the purchase of the plastic fuel tank division of Dyno Industrier A.S. ("Tank Company") it will cause JV France and the Tank Company to set up jointly (50/50) a fuel storage and delivery system technical centre.





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The location, capitalization, management and other aspects with respect to such
Technical Centre shall be determined at the time of the formation of the Technical Centre.


                   SPECIFIC AMENDMENTS TO THE FIRST AGREEMENT

The following amendments are effective as of February 7, 1995. Each section number corresponds to the section of the First Agreement.

         1.3     This section is amended to read as follows:

                 "PURPOSE. The purpose of the JV will be to develop, manufacture and market Fuel Delivery System (FDS) and components thereof to the JV's Territories as described in SECTION 1.4 below. A FDS includes a fuel pump, module, bracket and level sensor.

Except as especially provided in SECTION 4.3, the JV Group will be the exclusive vehicle through which each of the Parties develop, manufacture, and market FDS in the Exclusive Territory for both automotive original equipment manufacturers and aftermarket customers."

Consistent with this new SECTION 1.3, FDS shall be substituted for TSS throughout the First Agreement.

         1.4     This Section is amended to read as follows:

                 "TERRITORY: The designated market of the JV (the JV Territory) will be determined as follows:

                 a) Exclusive Territory: Europe (as defined in the First Agreement), South America (as defined in the Second Agreement), and Mexico, except that Walbro will be permitted to sell directly to aftermarket customers in Mexico.

                 b) Excluded Territory:  The United States, Canada and Korea.

                 c) Non-Exclusive Territory: All countries not included in the Exclusive Territory and the Excluded Territory.

The JV Group will take no actions which would cause Walbro to violate its agreement with Mitsuba-Walbro, Inc. or Mitsuba Electric Manufacturing Company.


                                  ARTICLE III
                              GOVERNANCE OF THE JV

Except for Section 3.2.4 which is hereby deleted, Article 3 of the First Agreement remains substantially unchanged. The governance principles laid down in Article 3 will apply to the governance of the JV Group. More specifically the Board of Directors and the P.D.G. of JV France shall be responsible for the management of the JV Group. Subject to local laws, only





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routine decisions shall be delegated to local managers and all special matters, and strategic issues shall be decided upon by the Board of Directors of JV
France.

         3.1 The day-to-day operation of the JV will be conducted by the Chairman of the Board ("President Directeur General") and its staff. Unless otherwise agreed, key management personnel of the JV will be provided by the parties as set forth on Exhibit 3.1 (in which Deputy CEO is cancelled). Walbro shall have the right to approve the appointment of any new P.D.G. which approval shall not be unreasonably withheld.

         3.2 The last sentence beginning "The Board" and ending "designee of Walbro" is cancelled.

         3.2.3   SPECIAL MATTERS

         k) Licensing or sub-licensing to a member of the JV Group shall not be a special matter.

         l) The addition of a new member of the JV Group shall be a special matter.

         m) Liquidation or dissolution of any member of the JV Group shall be a special matter.

         The last sentence of section 3.2.3 shall be deleted and the following substituted: "Sections 3.2.3 and 3.2.5 shall be suspended and of no force or effect for a period of three years from the date that any party (other than current members of management) acquires stock which constitutes greater than 50% of the total voting power of Walbro Corporation and the JV France by- laws shall be modified accordingly. After such three year period, the above-mentioned sections shall be reinstated and in full force and effect.


                                   ARTICLE IV
                               CONDUCT OF THE JV

         4.2 MANUFACTURING. The third sentence of this section which begins "The parties acknowledge that certain products" shall be deleted. Walbro and MM will cause JV France to expand its capabilities in design and development and in customer application for FDS in order for JV France to achieve greater autonomy.

         JV France can sublicense the Walbro technology, the Jaeger technology and its own technology to members of the JV Group as appropriate. As far as Walbro technology is concerned, Walbro will receive from JV France the stipulated royalties on worldwide sales by your members of the JV Group. JV France will be responsible for providing to members of the JV Group support engineering and application engineering services.

         4.3 MARKETING. This section is modified to be consistent with the modification to the definition of Territories.





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         4.4     This section is deleted.

         4.6     This section is deleted.


                                   ARTICLE V
                            LICENSES TO/FROM THE JV

         It is the intent of the Parties that the Walbro License shall be modified and hereby amended to be consistent with the amendments and purposes of this Agreement: for example, JV France shall be permitted to sublicense any technology to any member of the JV Group without consent.

         In addition the Parties agree that any technology developed by the JV Group which is not subject to the grant-back provision of the Walbro License, shall be offered for license to Walbro and MM as follows:

         (1) Walbro shall have the right to an exclusive license in the Excluded Territory for a royalty payment to be agreed upon by the Parties.

         (2) Walbro and MM shall have the right to a nonexclusive license in the Non-Exclusive Territory for a royalty payment to be agreed upon by the Parties.

         5.2 WALBRO TECHNOLOGY LICENSE. This section is modified to provide that the Walbro License shall be exclusive in the Exclusive Territory and nonexclusive in the Non-Exclusive Territory. The License shall only include technology related to FDS.

         5.3 FUTURE JV TECHNOLOGY. This section is modified to provide that the JV will grant to Walbro and MM a nonexclusive license in the Non-Exclusive Territory and to Walbro an exclusive license in the Excluded Territory. The Licenses shall only include technology related to FDS.

         5.4 SPECIAL EXTRA-TERRITORIAL LICENSE. This section is modified to be consistent with the modification to the definition of Territory.

         5.5.1 TERMINATION GENERALLY. This section is amended to provide that the License herein granted shall be a nonexclusive license throughout the world, except there is no license in the Excluded Territory.

         The first sentence of 5.5.1 shall be modified to read as follows: If the JV Agreement terminates for any reason, Walbro agrees to enter into a new license agreement with MM provided the Walbro License has not been terminated by Walbro due to a material breach by the JV thereof.





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                                  ARTICLE VII
                             TERMINATION OF THE JV

         7.1.1 BY MUTUAL CONSENT. Add to the end of the sentence "and subject to such conditions as agreed between them".

         7.1.2 FOR BREACH. The nonbreaching party shall also has the right to be treated as Noninitiating party under section 7.1.4.

         7.1.3   BANKRUPTCY.  This section is deleted.

         7.1.4 DEADLOCK. This section is deleted and the following is substituted: 7.1.4 UNILATERAL TERMINATION. At the election of any party pursuant to the procedures and conditions of section 7.2.

         7.1.5 TERMINATION OF THE WALBRO LICENSE BY WALBRO. This section is deleted.

         7.1.6   VIOLATION OF CERTAIN PROVISIONS.  This section is deleted.

         7.1.7   FORCE MAJEURE.  This section is deleted.

         7.2 CONSEQUENCES OF TERMINATION. This section is deleted and replaced by the following section:

         7.2     PROCEDURES AND GUIDELINES FOR A UNILATERAL TERMINATION

         7.2.1 PROCEDURES. For any reason, one party may give written notice (the Initiating Party) to the other party (the Non- Initiating Party) that it elects to cause the termination of the JV Agreement.

         Within thirty days of receipt of such notice the Chief Executive Officers of the Parties hereto will meet and use their reasonable efforts to determine if such dissolution is in the best interest of the Parties.

         If the Parties are unable to agree upon a continuation of the JV Agreement, then they shall jointly sign a statement to such effect and the termination of the JV Agreement and the division of the assets and liabilities of the JV Group ("Business") shall proceed as follows.

         7.2.2 GUIDELINES TO THE TERMINATION. The Business shall be divided among the Parties in any manner and subject to any terms and conditions that they may agree upon.

         If the Parties cannot agree upon terms and conditions for a termination within three months from the initial receipt of notice from the Initiating Party, then the following procedures shall apply.

         The Parties shall appoint an independent consultant (Consultant) which shall be a Merchant or Investment Banker with international expertise and knowledge in the automotive





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industry, to analyze and determine the method for division of the Business under the guidelines prescribed below.

         If the Parties are unable to agree upon the appointment of a Consultant, each Party shall appoint its own consultant which consultant will appoint the Consultant for purposes of this termination.

         There shall be a professional appraisal of the Business utilizing standard appraisal procedures for a transaction such as this, and the division of the Business shall be done in a manner to as closely divide the Business in equal value shares as possible. In the event that the two parts of the Business are not equal in value, one Party shall pay the other the difference in cash.

         The Business shall also be divided based upon customer relations, and to the extent possible each Party should get an equal value of potential customers. Business attributable to any one customer shall not be divided between the Parties. In addition, the Consultant shall give due consideration to the likelihood that any Party is more likely to retain any specific customer.

         For a period of 12 months after the division, neither Party will sell FDS to the other Party's customers at a loss.

         With respect to the transfer of physical assets of the Business, the Parties will cooperate with each other for a transition period, in producing product for the customers. The transition period will last for the shorter of
(i) the time needed for one Party to construct a plant and production lines and have customer approval of the manufacturing process or (ii) two years. During the transition period, the Party owning the plant shall manufacture product on a timely bases with reasonable cost sharing allocations for the other Party.

         In addition to the foregoing division of the Business, the Initiating Party shall pay to the Non-Initiating Party an amount equal to 25% of the total appraised value of the entire Business.

         The Non-Initiating Party shall have the right to require, by written notice to be delivered not later than thirty days after the receipt of the Consultant's plan of division, that in lieu of proceeding in such divisions, the Initiating Party must buy out its interest in the JV Group's Business for 150% of its appraised value.

         Any technology owned by the JV Group which is transferred to one Party in the division of the Business shall be licensed, on a nonexclusive and royalty free basis to the other Party. All parties shall have the right of sublicense.

         8. The ancillary agreements listed in Appendix B and in Appendix D are hereby modified to be consistent with the modifications and amendments herein contained or cancelled if not in use on the date hereof.





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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and the year first above written.




MAGNETI MARELLI FRANCE S.A.                WALBRO CORPORATION


/s/ Frederic Girardot                      /s/ Gary L. Vollmar
--------------------------------           -----------------------------
By:      Frederic Girardot                 By:     Gary L. Vollmar
Its:     President                         Its:    Vice President



                                           WALBRO AUTOMOTIVE CORPORATION


                                           /s/ Gary L. Vollmar
                                           -----------------------------
                                           By:     Gary L. Vollmar
                                           Its:    President and COO






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